                                                       Registration No. 33-53565
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              The Pittston Company
             (Exact name of registrant as specified in its charter)

           VIRGINIA                                  Issuer:  54-1317776
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                             1801 Bayberry Court
                                P. O. Box 18100
                         Richmond, Virginia 23226-8100
                    (Address of principal executive offices)

                                  ------------

                              The Pittston Company
                             1988 Stock Option Plan

                            (Full title of the plan)

                                  ------------

                                 AUSTIN F. REED
                 Vice President, General Counsel and Secretary
                              The Pittston Company
                              1801 Bayberry Court
                                P. O. Box 18100
                         Richmond, Virginia 23226-8100
                                 (804) 289-9600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:

                           Allen C. Goolsby, Esquire
                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200

                                  ------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed maximum       Proposed maximum
     Title of securities                  Amount to be             offering price            aggregate               Amount of
      to be registered                     registered                per share            offering price         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Pittston Brink's Group                      2,377,084 shares             $17.785*          $42,276,438.94*          $10,570.00*
Common Stock, par value $1.00 per
 share (including associated Rights)
====================================================================================================================================
   (*)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices on the New York Stock Exchange on October 1, 2001.
====================================================================================================================================

                              THE PITTSTON COMPANY

     This Post-Effective Amendment No. 2 is filed with respect to an aggregate of 740,029 shares of Pittston BAX Group Common Stock, par value $1.00 per share, including associated rights ("BAX Stock"), 224,200 shares of Pittston Minerals Group Common Stock, par value $1.00 per share, including associated rights ("Minerals Stock"), and 2,377,084 shares of Pittston Brink's Group Common Stock, par value $1.00 per share, including associated rights ("Common Stock").

     The purpose of this Post-Effective Amendment is to deregister 740,029 shares of BAX Stock and 224,200 shares of Minerals Stock and to register 2,377,084 additional shares of Common Stock. This Registration Statement as originally filed with the Securities and Exchange Commission (the "Commission") on May 10, 1994 (Registration No. 33-53565) related to the offering of (i) 1,480,058 shares of Pittston Services Group Common Stock ("Services Stock"), and
(ii) 224,200 shares of Minerals Stock issuable pursuant to The Pittston Company 1988 Stock Option Plan (the "Stock Option Plan"). On January 19, 1996 (the "Effective Date"), following approval by the shareholders of The Pittston Company (the "Company"), the Company's Restated Articles of Incorporation were amended to redesignate Services Stock as Common Stock and to authorize a third class of common stock, designated as Pittston Burlington Group Common Stock, par value $1.00 per share ("Burlington Stock"). Pursuant to a resolution of the Company's Board of Directors also approved by the Company's shareholders, one-half of one share of Burlington Stock was distributed with respect to each outstanding share of Services Stock (redesignated as Common Stock) to holders of record at the close of business on the Effective Date. Accordingly, on April 3, 1996, the Company filed consolidated Post-Effective Amendment No. 1 in connection with the Company's 1994 Employee Stock Purchase Plan, the Key Employees' Deferred Compensation Program and the Stock Option Plan to reflect, among other things, the reclassification of the 1,480,058 shares of Services Stock previously registered in connection with the Stock Option Plan under the Registration Statement referred to above and to register the 740,029 shares of Burlington Stock distributed in connection with the Stock Option Plan with respect to such reclassified shares that are covered by the Registration Statement. Effective May 4, 1998, the designation Pittston Burlington Group Common Stock and Pittston Burlington Group were changed to Pittston BAX Group Common Stock and Pittston BAX Group, respectively. The contents of Registration Statement No. 33-53565 and Post-Effective Amendment No. 1 thereto are incorporated by reference herein.

     On January 14, 2000, the Company completed an exchange of BAX Stock and Minerals Stock into Common Stock, at exchange ratios of .4848 share of Common Stock for each share of BAX Stock and .0817 share of Common Stock for each share of Minerals Stock (the "Exchange"). The remaining class, Common Stock, now constitutes the Company's only class of common stock and continues to trade on the New York Stock Exchange under the symbol "PZB." Accordingly, this consolidated Post-Effective Amendment No. 2 reflects the reclassification of the
(i) 740,029 shares of BAX Stock and (ii) 224,200 shares of Minerals Stock previously registered under the Registration Statements referred to above and registers the additional 377,084 shares of Common Stock resulting from the Exchange of those shares. In addition, this Post-Effective Amendment No. 2 is filed with respect to an additional 2,000,000 shares of Common Stock issuable pursuant to the Stock Option Plan, for an aggregate of 2,377,084 shares.

                                      II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following document filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001; and

     (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

     Additionally incorporated by reference into this Registration Statement is the Description of Common Stock, attached as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission as of December 4, 1995 (Commission File No. 1-9148).

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters regarding shares of Common Stock will be passed upon for the Company by Austin F. Reed, Vice President, General Counsel and Secretary of the Company. Mr. Reed beneficially owns 97,351 shares of Common Stock.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

 Exhibit No.
-------------
   4.1       Restated Articles of Incorporation of the Company, dated as of
             March 16, 1998 (incorporated by reference to Articles of Correction of the Company filed as Exhibit 3(i) to the Company's Quarterly
             Report on Form 10-Q, filed on May 15, 1998 (Commission File No.
             1-9148)).

   4.2       Bylaws of the Company, as amended through July 14, 2000
             (incorporated by reference to Exhibit 3(b) of the Company's
             Quarterly Report on Form 10-Q, filed on August 8, 2000 (Commission
             File No. 1-9148)).

   4.3 Amended and Restated Rights Agreement, dated as of January 14, 2000 between the Company and BankBoston, N.A., as Rights Agent
             (incorporated by reference to Exhibit 1 to the Company's
             Registration Statement on Form 8-A/A, dated January 14, 2000
             (Commission File No. 1-9148)).

   4.4       Form of Right Certificate for the Brink's Group Rights
             (incorporated by reference to Exhibit A of Exhibit 1 to the Company's Registration Statement on Form 8-A/A, dated January 14,
             2000 (Commission File No. 1-9148)).

   4.5 The Pittston Company 1988 Stock Option Plan, as amended and restated as of January 14, 2000 (incorporated by reference to Exhibit 10(f) of the Company's Annual Report on Form 10-K filed on
             March 24, 2000 (Commission File No. 1-9148)).

   5         Opinion of Austin F. Reed, Esq., regarding Common Stock.

  23.1 Consent of Austin F. Reed, Esq. (included as part of Exhibit 5 to this Registration Statement).

  23.2       Consent of Independent Auditors.

  24         Powers of Attorney.

                                  SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 27th day of September, 2001.

                               THE PITTSTON COMPANY



                               By: /s/ AUSTIN F. REED
                                   ----------------------------
                                   Austin F. Reed
                                   Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                        Title                         Date
            ---------                        -----                         ----

/s/ MICHAEL T. DAN                 Chairman of the Board,           September 27, 2001
---------------------------------  President and Chief
Michael T. Dan                     Executive Officer


/s/ ROBERT T. RITTER               Vice President and Chief         September 27, 2001
---------------------------------  Financial Officer
Robert T. Ritter                   (Principal Financial Officer
                                   and Principal Accounting
                                   Officer)

*                                  Director                         September 27, 2001
---------------------------------
Roger G. Ackerman

*                                  Director                         September 27, 2001
---------------------------------
Betty C. Alewine

*                                  Director                         September 27, 2001
---------------------------------
James R. Barker

*                                  Director                         September 27, 2001
---------------------------------
Marc C. Breswalsky

*                                  Director                         September 27, 2001
---------------------------------
James L. Broadhead

*                                  Director                         September 27, 2001
---------------------------------
William F. Craig

*                                  Director                         September 27, 2001
---------------------------------
Gerald Grinstein

*                                  Director                         September 27, 2001
---------------------------------
Ronald M. Gross

*                                  Director                         September 27, 2001
---------------------------------
Carl S. Sloane

*By: /s/ AUSTIN F. REED
     --------------------------------------
     Austin F. Reed, Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No.
-------------
    4.1        Restated Articles of Incorporation of the Company, dated as of
               March 16, 1998 (incorporated by reference to Articles of
               Correction of the Company filed as Exhibit 3(i) to the Company's
               Quarterly Report on Form 10-Q, filed on May 15, 1998 (Commission
               File No. 1-9148)).

    4.2        Bylaws of the Company, as amended through July 14, 2000
               (incorporated by reference to Exhibit 3(b) of the Company's
               Quarterly Report on Form 10-Q, filed on August 8, 2000
               (Commission File No. 1-9148)).

    4.3        Amended and Restated Rights Agreement, dated as of January 14,
               2000 between the Company and BankBoston, N.A., as Rights Agent
               (incorporated by reference to Exhibit 1 to the Company's
               Registration Statement on Form 8-A/A, dated January 14, 2000
               (Commission File No. 1-9148)).

    4.4        Form of Right Certificate for the Brink's Group Rights
               (incorporated by reference to Exhibit A of Exhibit 1 to the Company's Registration Statement on Form 8-A/A, dated January 14,
               2000 (Commission File No. 1-9148)).

    4.5 The Pittston Company 1988 Stock Option Plan, as amended and restated as of January 14, 2000 (incorporated by reference to Exhibit 10(f) of the Company's Annual Report on Form 10-K filed on March 24, 2000 (Commission File No. 1-9148)).

    5          Opinion of Austin F. Reed, Esq., regarding Common Stock.

   23.1 Consent of Austin F. Reed, Esq. (included as part of Exhibit 5 to this Registration Statement).

   23.2        Consent of Independent Auditors.

   24          Powers of Attorney.